Exhibit 8.2

October 1, 2026

REEcycle Holdings, Inc.

8310 Castleford St. Ste. 320

Houston, TX 77040

Ladies and Gentlemen:

We have acted as counsel to REEcycle Holdings, Inc., a Delaware corporation (the “Company”), in connection with that certain Business Combination Agreement (the “Agreement”),1 dated May 31, 2026, by and among Hall Chadwick Acquisition Corp, a Cayman Islands exempted company limited by shares (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to Closing) (“HCAC”), HCAC Star Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of HCAC (“Merger Sub”), and the Company. Pursuant to the Agreement, Merger Sub will, subject to the terms and conditions set forth therein, merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a direct, wholly-owned subsidiary of HCAC.

For purposes of delivering this opinion, we have examined and relied, with your consent, upon: (i) the Agreement; (ii) the registration statement on Form S-4 confidentially submitted by HCAC and the Company with the Securities and Exchange Commission on August 12, 2026, and initially publicly filed on October 1, 2026, as amended or supplemented through the date hereof, including the proxy statement/prospectus forming a part thereof and including, in each case, any exhibit, appendix, schedule, or similar attachment thereto (the “Registration Statement”); (iii) certificates of the officers of HCAC and the Company dated as of the date hereof and delivered to us for purposes of rendering this opinion (the “Officer’s Certificates”); and (iv) such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein.

For purposes of rendering the opinion set forth herein, we have assumed with your consent and without independent verification or inquiry that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith, including the obligations, covenants, and agreements contemplated thereby (and no transaction, obligation, covenant, agreement, or condition described therein and affecting this opinion will be waived or modified by any party); (ii) the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the Agreement and the Officer’s Certificates of each of HCAC and the Company are true, correct, accurate, and complete as of the date hereof, and will remain true, correct, accurate, and complete at all times up to and including the Effective Time and throughout the subsequent periods specified in the Agreement or such Officer’s Certificate, as applicable, and all such statements and representations made with any qualification for knowledge, belief, materiality, or other similar qualifications are, and will remain, true, correct, accurate, and complete in all respects without regard to any such qualifications; (iii) the Registration Statement is true, correct, accurate, and complete in all respects and will remain true, correct, accurate, and complete in all respects at all times up to and including the Effective Time; (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us, and all natural persons who have executed such documents are of legal capacity; (v) the Merger will be effective under the laws of the State of Delaware; and (vi) HCAC, Merger Sub, and the Company will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth herein. If any of the assumptions described above is untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

[1]	All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Terms used herein, to the extent appropriate, shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the applicable United States federal income tax law.

Based upon and subject to the foregoing and any other assumptions, limitations, exceptions, and qualifications specified herein and in the Registration Statement, it is our opinion under currently applicable United States federal income tax law, that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement, other than the opinion set forth above. We are opining herein only as to the United States federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of any other United States federal, state, or local, or foreign or other, tax laws. Our opinion is based upon the Code, published judicial decisions, administrative regulations, and published rulings and procedures as in existence on the date hereof. Future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, or any variation or difference in the information, facts, statements, representations, covenants, and undertakings on which we have relied, could affect our opinion. We assume no responsibility to inform the Company or any other person of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position.

This opinion is rendered to the Company solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ashurst Perkins Coie US LLP